As filed with the Securities and Exchange Commission on May 3, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation or Organization)

52-1267968

(I.R.S. Employer Identification No.)

5000 Philadelphia Way Lanham, Maryland	20706-4417
(Address of Principal Executive Offices)	(Zip Code)

Integral Systems, Inc.

Amended and Restated 2002 Stock Option Plan

(Full Title of the Plan)

Peter J. Gaffney

Chief Executive Officer

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(Name, and Address of Agent For Service)

(301) 731-4233

Telephone Number, Including Area Code, of Agent For Service.

Copies to:

Wallace E. Christner, Esq.

Venable LLP

575 7th Street, N.W.

Washington, DC 20004

James P. Dvorak, Jr., Esq.

Venable LLP

8010 Towers Crescent Drive, Suite 300

Vienna, Virginia 22182

(703) 760-1600

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee(2)
Common Stock, $.01 par value per share	400,000 shares	$27.89	$11,156,000	$1,194

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Integral Systems, Inc. 2002 Stock Option Plan including by reason of any stock split, stock dividend or similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The above calculation is based on the average of the high and low prices of the Registrant’s Common Stock reported on The Nasdaq National Market on April 25, 2006.

Integral Systems, Inc. (the “Company” or “Registrant”) registered 750,000 shares of its common stock for issuance under Integral Systems, Inc. 2002 Stock Option Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 that was filed with the Securities and Exchange Commission and became effective on May 7, 2002 (File No. 333-87694), which Registration Statement is incorporated herein by reference.

PART I

Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2005, filed with the Commission on December 14, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, filed with the Commission on February 9, 2006; and

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 6, 2005, November 2, 2005, November 18, 2005, January 10, 2006, January 23, 2006, January 25, 2006, January 25, 2006, February 3, 2006, February 9, 2006, February 24, 2006, March 2, 2006, March 13, 2006, March 22, 2006, March 29, 2006, April 11, 2006, April 12, 2006 and April 14, 2006, respectively.

(d)	The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 17, 1990 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by the Maryland General Corporation Law (“MGCL”), Article NINTH of the Registrant’s Articles of Restatement provides for indemnification of directors and officers of the Registrant and for limitation of liability of directors and officers of the Registrant, as follows:

NINTH: The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of this Corporation to the extent permitted by Maryland Law, who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the extent permitted by the Maryland law.

The Registrant has also entered into separate indemnity agreements with certain of its officers and all of its directors which provide, among other things, that the Registrant will indemnify each such officer and director and advance expenses thereto, under the circumstances and to the extent provided for therein, to the fullest extent permitted by the MGCL against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such officer or director in the event he or she has been made, or is threatened to be made, a party to an action, suit or other proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of his or her present or prior service as a director, officer or employee of the Registrant, as the case may be, or present or prior service at the request of the Registrant as a director, officer or employee or as a fiduciary of an employee benefit plan, or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The MGCL permits a corporation in certain circumstances to indemnify its directors and officers (which include any person who is, or was, serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan), among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but the charter may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders the extent that (i) it is proved the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property, or services actually received or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant has not expanded or limited the liability of its directors and officers for money damages in its Articles of Restatement.

Although permitted under Section 2-418(k) of the MGCL, the Registrant has not purchased and does not maintain insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Articles Supplementary and Articles of Restatement of the Registrant (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 13, 2006).

4.2	Amended and Restated By-Laws of the Registrant, as amended by Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on March 22, 2006).

4.3	Specimen Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-58453) filed with the Commission on July 2, 1998).

4.4	Amended and Restated Integral Systems, Inc. 2002 Stock Option Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2005 annual meeting of stockholders, filed with the Commission on March 9, 2005).

5.1*	Opinion of Venable LLP, Counsel to the Registrant.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24*	Powers of Attorney (included in Signature Page).

*	Filed herewith.

Item 9. Undertakings.

(1) The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lanham, in the State of Maryland, on this 2nd day of May, 2006.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Each person whose signature appears below constitutes and appoints Thomas L. Gough and Elaine M. Brown, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, severally, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Gaffney Peter J. Gaffney	Chief Executive Officer (Principal Executive Officer)	May 2, 2006

/s/ Thomas L. Gough Thomas L. Gough	President and Director	May 2, 2006

/s/ Elaine M. Brown Elaine M. Brown	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	May 2, 2006

/s/ R. Doss McComas R. Doss McComas	Chairman and Director	May 2, 2006

/s/ Dominic A. Laiti Dominic A. Laiti	Director	May 2, 2006

/s/ Mark Funston Mark Funston	Director	May 2, 2006

Exhibit Index

Exhibit Number	Description
4.1	Articles Supplementary and Articles of Restatement of the Registrant (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 13, 2006).

4.2	Amended and Restated By-Laws of the Registrant, as amended by Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on March 22, 2006).

4.3	Specimen Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-58453) filed with the Commission on July 2, 1998).

4.4	Amended and Restated Integral Systems, Inc. 2002 Stock Option Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2005 annual meeting of stockholders, filed with the Commission on March 9, 2005).

5.1*	Opinion of Venable LLP, Counsel to the Registrant.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24*	Powers of Attorney (included in Signature Page).

*	Filed herewith.

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